EXHIBIT 31.1

CERTIFICATION

I, Michael K. Gallagher, Chief Executive Officer of FiberTower Corporation, certify that:

1.     I have reviewed this Annual Report on Form 10-K/A of FiberTower Corporation; and

2.                Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael K. Gallagher
Michael K. Gallagher
Chief Executive Officer
(Principal Executive Officer)

Date: April 23, 2007